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                                                                Exhibit 3.163.2



                                     BY-LAWS

                                       OF

                       COCOLA MEDIA CORPORATION OF FLORIDA


                                    ARTICLE I
                                     OFFICES

                  Section 1. The registered office shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19899 or such other place within the State of Delaware as the Board of Directors may from time to time determine.

                  Section 2. The corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 1. All annual meetings of the stockholders for the election of directors shall be held at such place and time as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may properly be brought before the meeting.

                  Section 3. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting except to the extent that applicable law provides otherwise.

                  Section 4. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, may be called by the President and shall be called




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by the President or Secretary at the request in writing of a majority of the
Board of Directors or at the request in writing of stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting. Upon such receipt of such request in writing, the Secretary shall cause the date of such special meeting to be set not less than thirty (30) nor more than sixty (60) days after the receipt of the request.

                  Section 5. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except to the extent that applicable law permits otherwise.

                  Section 6. Business transacted at any special meeting of the stockholders shall be limiteid to the purpose or purposes stated in the notice, unless the holders of a majority of the issued and outstanding shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting.

                  Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting or (if not so specified) at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. The stock ledger shall presumptively determine the identity of the stockholders entitled to examine the stock ledger, list of stockholders or the books of the corporation.

                  Section 8. The holders of a majority of the issued and outstanding shares entitled to vote thereat, who are present in person or represented by proxy at the meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws. The stockholders present at a duly called or held meeting at which a





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quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any annual or special meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 10. Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, each stockholder shall at every annual or special meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period.

                  Section 11. Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



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                  Section 12. Subject to the rights of holders of any of the corporation's capital stock under any stockholders agreement between such holders and the corporation, nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for directors generally at any meeting at which directors are to be elected. Nomination may be made by stockholders only if notice thereof is given to the Secretary of the corporation at least ten (10) days in advance of the meeting or two (2) days after service of notice of the meeting (whichever shall occur last). The chairman of the meeting may refuse to acknowledge any nominations not made in accordance with the foregoing procedure or in accordance with applicable law.

                  Section 13. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. No stockholder may object to any failure to comply with the provisions of this Section 13 if either (i) at any time before or after the meeting he exercises a written waiver of notice or (ii) he attends such meeting in person or by proxy, except if he attends solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waiver, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                                   ARTICLE III
                                    DIRECTORS

                  Section 1. The number of directors that constitutes the Board of Directors shall be at least one (1) and not more than ten (10). The first Board of Directors shall initially consist of two (2) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders of the Common Stock at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors




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may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                  Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders. The directors are authorized to delegate any of the powers of the Board of Directors in the course of the business of the corporation to any standing or special committee, or to any officer or agent, or to appoint any persons to be the agents of the corporation with such powers, including the power to subdelegate, and upon such terms as they deem fit.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or the United States.

                  Section 2. The organizational meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. No notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If the stockholders fail to fix the time or place of the first meeting of the newly elected Board of Directors or if this meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

                  Section 3. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                  Section 4. Special meetings of the Board of Directors may be called by the President on three (3) days notice to each director, either personally, by mail or by telegram. Such meetings shall be called by the President or Secretary in like



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manner and on like notice on the written request of a majority of the directors.

                  Section 5. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these By-laws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. The directors present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the directors required to constitute a quorum.

                  Section 6. Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

                                    ARTICLE V
                             COMMITTEES OF DIRECTORS

                  Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each consisting of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Section 2. Except as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize




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the seal of the corporation to be affixed to all papers that may require it. No committee, however, shall have the power or authority to amend the Certificate of Incorporation; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or to amend these By-laws; further, unless a resolution of the Board of Directors, these By-laws, or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize that issuance of stock, or to adopt a certificate of ownership and merger.

                  Section 3. A committee or committees shall have such name or names as may be determined from time to time by resolution, adopted by the Board of Directors.

                  Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.

                                   ARTICLE VI
                            COMPENSATION OF DIRECTORS

                  Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of the directors.

                  Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

                  Section 3. No payment permitted under this Article VI shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII
                                    OFFICERS

                  Section 1. The officers of the corporation shall be designated by the Board of Directors, by election, and, unless otherwise required by the General Corporation Law of the State of Delaware, may include a President, Vice President, a Secretary and a Treasurer. The Board of Directors may also elect such other officers and agents as it deems necessary, including Vice-




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Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws.

                  Section 2. The officers of the corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

                  Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                  Section 5. The President shall be the chief executive officer of the corporation. The President shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the provisions of these By-laws and to the direction of the Board, the President shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the President by the Board of Directors. The President shall have general supervision and direction over all of the other officers, employees and agents of the corporation.

                  Section 6. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there are more than one, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 7. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under




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whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation, and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 8. The Assistant Secretary, or if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 9. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  Section 10. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                  Section 11. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 12. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



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                                  ARTICLE VIII
                                     NOTICES

                  Section 1. Whenever, under the provisions of the statute, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean solely personal notice, but such notice may be given in writing by mail addressed to such director or stockholder at his address as it appears on the records of the corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram.

                  Section 2. Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX
                              CERTIFICATES OF STOCK

                  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the corporation.

                  Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as



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indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Upon surrender, to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer and upon compliance with any applicable law relating to the collection of taxes, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

                  Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws.

                                    ARTICLE X
                               GENERAL PROVISIONS

                  Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividend; may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws.




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Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 2. ANNUAL STATEMENTS. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                  Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 4. CONTRACTS. All contracts to which the corporation is a party shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 5. FISCAL YEAR. The fiscal year of the corporation shall be designated by resolution of the Board of Directors.

                  Section 6. INDEMNIFICATION. The corporation shall have the power to indemnify its officers, directors, employees and agents of the corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of the State of Delaware. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation (and by any corporation succeeding this corporation by way of a merger or consolidation) to the full extent permitted or authorized by the laws of the State of Delaware, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation. The indemnification provided for herein shall include the right to require advancement by the corporation of attorneys fees and other expenses incurred in





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defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his capacity as such in advance of the final disposition of such proceeding, shall be made by the corporation only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts as advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise. The indemnification and advancement of expenses provided by this By-Law provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other By-Law or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

                  Section 7. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                  Section 8. AMENDMENTS. Unless such power is reserved to the stockholders by statute, the Certificate of Incorporation or these By-laws, these By-laws may be altered, amended or repealed or new By-laws adopted either by the stockholders or the Board of Directors (when such power is conferred upon the Board of Directors by the Certificate of Incorporation, and subject to repeal or change by action of the stockholders) at any annual meeting of the stockholders or regular meeting of the Board of Directors, or at any special meeting of the stockholders or the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new By-laws contained in the notice of such special meeting), by a vote of a majority of the holders of stock having voting power present in person or represented by proxy at such meeting at which there is a quorum, or by a vote of a majority of the directors present at such meeting at which there is a quorum (whichever is applicable).




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